LIQUIDATING TRUST AGREEMENT

for

SMF ENERGY CORPORATION,
H&W PETROLEUM COMPANY, INC.
SMF SERVICES, INC.
STREICHER REALTY, INC.,

LIQUIDATING TRUST AGREEMENT

This Liquidating Trust Agreement (the "Liquidating Trust Agreement"), dated as of October ____, 2012, by and among SMF Energy Corporation, H&W Petroleum Company, Inc., SMF Services, Inc. and Streicher Realty, Inc., as jointly administered debtors and debtors-in-possession (collectively, the "Debtors" or the "Company") and Soneet R. Kapila, as the liquidating trustee (the "Liquidating Trustee"), is made and executed pursuant to and in connection with the *Debtors' Amended Joint Plan of Liquidation* under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§101, *et seq.* (the "Bankruptcy Code"), dated October 16, 2012 [D.E. 549] (as may thereafter be amended, the "Plan") and filed in the United States Bankruptcy Court for the Southern District of Florida (Fort Lauderdale Division) (the "Bankruptcy Court"), which Plan was confirmed by Order of the Bankruptcy Court dated December _____, 2012.

The Plan provides for the establishment of a liquidating trust evidenced by this Liquidating Trust Agreement (which liquidating trust shall formally be known as the "SMF Energy Liquidating Trust") in order to liquidate the Assets of the Debtors in accordance with the terms and conditions of the Plan and to resolve and realize upon certain of the Debtors' rights, including the Litigation Claims, through enforcement by the Liquidating Trustee. Capitalized terms used in this Liquidating Trust Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

RECITALS

WHEREAS, on April 15, 2012 (the "Petition Date"), the Debtors each filed a voluntary petition in Southern District of Florida, Fort Lauderdale Division for relief under Chapter 11 of the Bankruptcy Code. The cases are being jointly administered under *SMF Energy Corporation, Case No. 12-19084-BKC-RBR*;

WHEREAS, on May 21, 2012 the Bankruptcy Court entered a *Final Order Approving Debtors' Motion for Approval of Engagement Letter with Kapila & Company and Soneet R. Kapila To Provide Chief Restructuring Officer and Restructuring Services to the Debtors Nunc Pro Tunc to the Petition Date* [D.E.160];

WHEREAS, on April 27, 2012, the Office of the United States Trustee formed the Joint Committee of Creditors Holding Unsecured Claims consisting of Chevron Products Company, a Division of Chevron U.S.A., Inc., PDS Enterprises, LLC d/b/a Sullivan's Advanced Fleet Service and the Dupont Pension Trust (the "Committee")[D.E. 65];

WHEREAS, on August 7, 2012, the Debtors filed their initial joint plan of liquidation and related disclosure statement (the "Initial Plan");

WHEREAS, on October 16, 2012, the Debtors filed their Plan and their First Amended Joint Disclosure Statement (the "Disclosure Statement");

WHEREAS, on October 22, 2012, the Bankruptcy Court entered an order approving the Disclosure Statement;

WHEREAS, on December ____, 2012, the Bankruptcy Court entered an order confirming the Plan (the "Confirmation Order");

WHEREAS, the Plan provides for, among other things: (i) distributions to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Priority Claims and Allowed Convenience Claims in accordance with the terms of the Plan and in full satisfaction of such Allowed Claims, and (ii) periodic distributions of Available Cash from the Debtors upon Confirmation and thereafter from the Liquidating Trust to and for the benefit of all Holders of Allowed Unsecured Claims and Allowed Interests under the Plan, which Holders comprise one hundred percent (100%) of the holders of Liquidating Trust Interests of the trust created hereby;

WHEREAS, the Plan provides for the creation of a liquidating trust to hold the Liquidating Trust Assets in trust for the benefit of all Liquidating Trust Beneficiaries (as defined below) pursuant to the terms of this Liquidating Trust Agreement and the Plan;

WHEREAS, the Liquidating Trust is created pursuant to, and to effectuate certain provisions of, the Plan, and pursuant to the Plan, the Liquidating Trustee will hold the Liquidating Trust Assets (which Liquidating Trust Assets, prior to the transfer to the Liquidating Trust, are held by the Debtors, as debtors in possession) on behalf of the those Holders of Allowed Claims and Allowed Interests entitled to receive Distributions under the Plan and the Liquidating Trust (the "Liquidating Trust Beneficiaries" or "Beneficiaries") pursuant to the terms of the Plan;

WHEREAS, the Liquidating Trustee is duly appointed as a representative of the Estates pursuant to sections 1123(a)(5), (a)(7), and (b)(3)(B) of the Bankruptcy Code;

WHEREAS, the Liquidating Trust is established for the benefit of the Liquidating Trust Beneficiaries;

WHEREAS, the Liquidating Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301. 770 1-4(d);

WHEREAS, the Liquidating Trust is established to liquidate or pursue, as appropriate, all Liquidating Trust Assets including, but not limited to, the Litigation Claims;

WHEREAS, this Liquidating Trust Agreement is executed to establish the Liquidating Trust and to facilitate implementation of the Plan;

WHEREAS, the Liquidating Trust is intended to qualify as a liquidating trust that is treated as a "grantor trust" for federal income tax purposes and the Liquidating Trustee shall operate and maintain the Liquidating Trust in compliance with Internal Revenue Service Revenue Procedure 94-45, 1994-2 C.B. 684, and Treasury Regulation Sections 1.671-4(a) and 301.7701-4(d) and all subsequent guidelines regarding liquidating trusts issued by the Internal Revenue Service; and

WHEREAS, the Beneficiaries desire to exchange their Allowed Claims and/or Allowed Interests under the Plan for beneficial interests in the Liquidating Trust.

NOW THEREFORE, for and in consideration of the premises, and the mutual promises and agreements contained herein and in the Plan, the receipt and sufficiency of which are hereby expressly acknowledged, the Debtors and the Liquidating Trustee hereby agree as follows:

ARTICLE 1
ESTABLISHMENT OF THE LIQUIDATING TRUST

1.1 Establishment of Liquidating Trust and Appointment of Trustee.

(a) Pursuant to the Plan, the Debtors hereby establish a trust that shall be known as the "SMF Energy Liquidating Trust" on behalf of the Liquidating Trust Beneficiaries.

(b) Soneet R. Kapila is hereby appointed as the trustee of the Liquidating Trust effective as of the Effective Date of the Plan (the "Effective Date") and the Trustee agrees to accept and hold the assets of the Liquidating Trust in trust for the Liquidating Trust Beneficiaries subject to the terms of the Plan and this Liquidating Trust Agreement.

1.2 Transfer of Assets and Rights to the Liquidating Trustee.

(a) On the Effective Date of the Plan (i) each of the Debtors hereby transfers, assigns, and delivers unto the Liquidating Trust, without recourse, all of their respective right, title and interest in and to the Liquidating Trust Assets free and clear, except as specifically preserved in the Plan, of any and all Liens, Claims, encumbrances or interests of any kind in such Liquidating Trust Assets of any creditor, party in interest, other Person or entity, and (ii) to the extent legally permissible, the Debtors hereby transfer, assign, and deliver to the Liquidating Trust, without waiver, all of their respective right, title and interest in and to any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) associated with the Liquidating Trust Assets (collectively, the "Privileges"), each of which shall vest in the Liquidating Trust, in trust, and, consistent with section 1123(b)(3)(B) of the Bankruptcy Code, for the benefit of the Liquidating Trust Beneficiaries. None of the foregoing transfers to the Liquidating Trust shall constitute a merger or consolidation of any of the Estates or any of their Litigation Claims, each of which shall retain its separateness following the transfer for all purposes relevant to the prosecution thereof except as otherwise consolidated pursuant to the Plan or other action by the Debtors as contemplated and/or authorized by the Plan.

(b) The Liquidating Trust, through the Liquidating Trustee, is and shall be authorized and appointed to investigate, prosecute, enforce, pursue and settle, and continue to investigate, prosecute, enforce, pursue and settle, the liquidation of such Liquidating Trust Assets, including Litigation Claims as a representative of the Estate pursuant to and in accordance with the terms of Section 1123(b)(3)(B) of the Bankruptcy Code solely for the benefit of all Holders of Allowed Unsecured Claims and Allowed Interests under the Plan.

(c) On or as promptly as practicable after the Effective Date, the Debtors shall (i) deliver or cause to be delivered to the Liquidating Trustee any and all documents in connection

with the Liquidating Trust Assets (including those maintained in electronic format and original documents) whether held by the Debtors, their respective employees, agents, advisors, attorneys, accountants, or any other professional, and (ii) provide reasonable access to such employees of the Debtors, or their agents, advisors, attorneys, accountants or any other professionals hired by the Debtors, with knowledge of matters relevant to the Liquidating Trust Assets subject to the professionals' right to compensation.

(d) At any time and from time to time on and after the Effective Date, the Debtors agree (i) at the reasonable request of the Liquidating Trustee to execute and/or deliver any instruments, documents, books, and records (including those maintained in electronic format and original documents as may be needed); (ii) to take, or cause to be taken, all such further actions as the Liquidating Trustee may reasonably request in order to evidence or effectuate the transfer of the Liquidating Trust Assets and the Privileges to the Liquidating Trustee and the consummation of the transactions contemplated hereby and by the Plan and to otherwise carry out the intent of the parties hereunder and under the Plan; and (iii) to cooperate with the Liquidating Trustee in the prosecution and liquidation of the Liquidating Trust Assets, including the Litigation Claims.

1.3 Title to Liquidating Trust Assets.

The transfer of the Liquidating Trust Assets to the Liquidating Trustee shall be made for the benefit of the Liquidating Trust Beneficiaries to the extent such Liquidating Trust Beneficiaries are entitled to the Liquidating Trust Interests under the Plan. In this regard, subject to the discussion in Section 6.1 below, the Liquidating Trust Assets will be treated for tax purposes as being (i) a deemed transfer to the Liquidating Trust Beneficiaries in full satisfaction of Allowed Claims, to be held by the Debtors on their behalf; and (ii) immediately thereafter, a deemed transfer to the Liquidating Trustee in exchange for the Liquidating Trust Interests in the Liquidating Trust for the ratable benefit of the Liquidating Trust Beneficiaries, in accordance with the Plan. Upon the transfer of the Liquidating Trust Assets, the Liquidating Trustee shall succeed to all of each of the Debtors' right, title and interest in and to the Liquidating Trust Assets and the Debtors will have no further interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust.

1.4 Nature and Purpose of Liquidating Trust.

(a) Purpose. The Liquidating Trust is created and organized for the sole purpose of collecting, holding, liquidating, and distributing the Liquidating Trust Assets, including prosecuting the Litigation Claims, and administering, compromising, settling, withdrawing, objecting to, or litigating the Litigation Claims as they pertain to the Debtors and objections to the Claims under the Plan, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to preserve or enhance the liquidation value of the Liquidating Trust Assets, and consistent with, the liquidating purpose of the Liquidating Trust.

(b) Actions of the Liquidating Trustee. In accordance with such express and limited purposes, as of the Effective Date, the Liquidating Trust is hereby authorized and directed: (i) to take any and all steps necessary to maintain the Liquidating Trust as a liquidating trust for federal income tax purposes in accordance with Treasury Regulation § 301.7701-4(d) and as a "grantor

trust" subject to the provisions of Subchapter J, Subpart E of the IRC unless otherwise required; (ii) to liquidate and convert to Cash the Liquidating Trust Assets, (iii) to make timely Distributions as provided for in this Liquidating Trust Agreement, subject to the terms and conditions of the Plan (iv) to take all reasonable and necessary actions to conserve and protect the Liquidating Trust Assets; (v) to administer, compromise, settle, and litigate the Litigation Claims and any other claims or causes of action belonging to the Liquidating Trust subject to the provisions of Section 3.12 hereof and the Plan; (vi) to the extent necessary and appropriate, object to any Claims asserted against the Debtors' Estates and the Liquidating Trust; and (vii) to maintain, operate or lease (for purposes of holding for sale), or sell or otherwise liquidate or dispose of the Liquidating Trust Assets, in accordance with the terms of this Liquidating Trust Agreement, the Plan and the Confirmation Order. The liquidation of the Liquidating Trust Assets may be accomplished through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, the sale or other disposition of Liquidating Trust Assets, or otherwise. The Liquidating Trustee, subject to the provisions of the Plan and the rights of the Oversight Committee set forth therein, shall have the absolute right to pursue, sell, settle and compromise or not pursue any and all Liquidating Trust Assets as it determines is in the best interests of the Liquidating Trust Beneficiaries, and consistent with the purposes of the Liquidating Trust, and the Liquidating Trustee shall have no liability for the outcome of any such decision except for any damages caused by recklessness, gross negligence, willful misconduct, or knowing violation of law.

1.5 Incorporation of the Plan.

The Plan and the Confirmation Order are each hereby incorporated into this Liquidating Trust Agreement and made a part hereof by this reference; provided however, to the extent that there is a conflict between the provisions of this Liquidating Trust Agreement, the provisions of the Plan, and/or the Confirmation Order, each such document shall have controlling effect in the following order: (1) the Confirmation Order; (2) the Plan; and (3) this Liquidating Trust Agreement.

1.6. Appointment as Representative.

Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Plan appointed the Liquidating Trustee as the duly appointed representative of each of the Estates, and, as such, the Liquidating Trustee succeeds to all of the rights and powers of a trustee in bankruptcy with respect to prosecution of the Liquidating Trust Assets for the ratable benefit of the Liquidating Trust Beneficiaries.

ARTICLE 2

LIQUIDATING TRUST INTERESTS

2.1 Allocation of Liquidating Trust Interests.

Allocation and distribution of the beneficial interests in the Liquidating Trust ("Liquidating Trust Interests"), if any, shall be accomplished as set forth in the Plan.

2.2 Interests Beneficial Only.

The ownership of a Liquidating Trust Interest shall not entitle any Liquidating Trust Beneficiary to any title in or to the Liquidating Trust Assets (which title shall be vested in the Liquidating Trust) or to any right to call for a partition or division of the Liquidating Trust Assets or to require an accounting, and shall entitle holders of Liquidating Trust Interests to receive Distributions from the Liquidating Trust only at the times, if any, and from the sources, set forth in the Plan.

2.3. Securities Law Registration.

To the extent the Liquidating Trust Interests are deemed to be "securities", the issuance of Liquidating Trust Interests, if any, to Holders of Allowed Unsecured Claims or the Disputed Claims Reserve under the Plan shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended, and any applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with registration and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Investment Company Act of 1940, as amended (the "Investment Company Act"), then the Liquidating Trustee shall take any and all actions to comply with such registration and reporting requirements, if any, and file periodic reports with the Securities and Exchange Commission (the "SEC"). Notwithstanding the foregoing procedure, nothing herein shall be deemed to preclude the Liquidating Trustee from amending this Liquidating Trust Agreement to make such changes as are deemed necessary or appropriate by the Liquidating Trustee, with the advice of counsel, to ensure that the Liquidating Trust is not subject to registration or reporting requirements of the Exchange Act, or the Investment Company Act.

2.4 No Transfer or Exchange.

Unless the Liquidating Trustee determines otherwise, Liquidating Trust Interests shall not be transferable. In the event the Liquidating Trustee does authorize the transfer of Liquidating Trust Interests, the Liquidating Trustee, with the advice and consent of counsel, shall establish procedures to govern the registration and transfer of Liquidating Trust Interests ("Permitted Transfer"). Once such procedures have been established, if ever, the Liquidating Trustee shall notify all holders of Liquidating Trust Interests of such procedures. Notwithstanding the foregoing, a transfer of a Liquidating Trust Interest shall be not be permitted by the Liquidating Trustee if such transfer would be contrary to maintaining the Liquidating Trust as a liquidating trust for federal income tax purposes in accordance with Treasury Regulation § 301. 770 1-4(d) and as a "grantor trust" subject to the provisions of Subchapter J, Subpart E of the IRC. Nothing herein relieves the Liquidating Trustee from complying with applicable federal securities laws with respect to the transfer of Liquidating Trust Interests.

2.5 No Certification.

Unless the Liquidating Trustee determines otherwise, the Liquidating Trust Interests will not be certificated and no security of any sort will be distributed to the Liquidating Trust

Beneficiaries with respect to their interest in the Liquidating Trust. In the event the Liquidating Trustee does permit the certification of the Liquidating Trust Interests, the Liquidating Trustee, with the advice of counsel, shall establish procedures to govern such certification. Once such procedures have been established, if ever, the Liquidating Trustee shall notify all Liquidating Trust Beneficiaries of such procedures.

2.6 Absolute Owners.

The Liquidating Trustee may deem and treat the persons who are Liquidating Trust Beneficiaries (as determined in accordance with the Plan) as the absolute owners of the Liquidating Trust Interests in the Liquidating Trust for the purpose of receiving distributions and payments thereof, or on account thereof, and for all other purposes whatsoever. Unless the Liquidating Trustee receives actual written notice of a Permitted Transfer from the duly authorized transferee not less than thirty (30) days prior to a distribution made pursuant to the terms of this Liquidating Trust Agreement, and subject to the applicable provisions of Bankruptcy Rule 3001(e), the Liquidating Trustee shall have no duty or obligation to make or direct any distributions or payments to such transferee of a Permitted Transfer.

ARTICLE 3
THE LIQUIDATING TRUSTEE

3.1 Liquidating Trust Proceeds.

All proceeds from the Liquidating Trust Assets shall be added to the assets of the Liquidating Trust (the "Liquidating Trust Proceeds") and held as part thereof (and which title shall be vested in the Liquidating Trustee).

3.2 Collection and Deposit of Proceeds from Liquidation of Liquidating Trust Assets.

The Liquidating Trustee shall collect all income and proceeds with respect to the Liquidating Trust Assets. The proceeds from the liquidation of the Liquidating Trust Assets shall be deposited into the Collected Cash Accounts maintained by the Liquidating Trust. All Distributions shall be made from the Collected Cash Accounts in accordance with the terms of the Plan.

3.3. Payment of Liquidating Trust Expenses.

(a) Subject to the terms and conditions of the Plan, the Liquidating Trustee shall expend the Liquidating Trust Assets (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation; (ii) to pay reasonable administrative costs including, but not limited to, the costs and expenses of the Liquidating Trustee (including overhead for office storage space and secretarial assistance and reasonable fees, costs, and expenses of professionals or advisors, including, without limitation, a claims agent and a bookkeeper, as necessary, after the Effective Date), the reasonable expenses of members of the Oversight Committee, any taxes imposed on the Liquidating Trust or fees and

expenses in connection with, arising out of or related to the Liquidating Trust Assets; and (iii) to satisfy other liabilities incurred or assumed by the Liquidating Trust (or to which the Liquidating Trust Assets are otherwise subject) in accordance with the Plan or this Liquidating Trust Agreement, including Post Confirmation Administrative Claims.

(b) The Liquidating Trustee may retain from the Liquidating Trust Proceeds, at any time and from time to time, such amounts as the Liquidating Trustee deems reasonable and appropriate to ensure that the Liquidating Trust Proceeds will be adequate to meet the expenses and liabilities described in subsection (a) of this Section, including pursuant to the Plan. Notwithstanding anything to the contrary herein, the Liquidating Trustee shall have the authority to expend all amounts reasonable and necessary, in its discretion, to discharge his duties and functions under this Liquidating Trust Agreement.

(c) Notwithstanding any other provision of this Liquidating Trust Agreement to the contrary, the Liquidating Trustee shall not be required to take any action or enter into or maintain any claim, demand, action or proceeding relating to the Liquidating Trust unless it shall have sufficient funds in the Liquidating Trust for that purpose.

3.4. Distributions.

Subject to the terms and conditions of the Plan, the Liquidating Trustee shall be responsible for making Distributions under the Plan after the Effective Date to Holders of Allowed Unsecured Claims and Allowed Interests.

3.5 The Powers and Duties of the Liquidating Trustee.

The powers and duties of the Liquidating Trustee shall be as set forth under the Plan.

Among other things set forth in the Plan, during the Liquidating Trustee's administration of the Liquidating Trust, and subject to: (i) all the other provisions of this Liquidating Trust Agreement and (ii) the Plan, the Liquidating Trustee shall have authority to take all actions necessary to:

(a) hold, manage, protect, administer, collect, sell, liquidate, prosecute, transfer, resolve, settle, adjust, invest, distribute, or otherwise dispose of any Liquidating Trust Assets;

(b) To establish and maintain accounts at banks and other financial institutions, in a clearly specified fiduciary capacity, into which Cash and property of the Liquidating Trust may be deposited, and draw checks or make withdrawals from such accounts, and to pay or distribute such amounts of the Liquidating Trust Assets as permitted or required under the Plan and this Liquidating Trust Agreement;

(c) To employ attorneys, accountants, appraisers, expert witnesses, insurance adjusters or other persons whose services may be reasonably necessary or advisable in the sole judgment of the Liquidating Trustee to advise or assist him in the discharge of his duties as Liquidating Trustee,

or otherwise in the exercise of any powers vested in the Liquidating Trustee, and to pay reasonable compensation to such attorneys, accountants, appraisers, expert witnesses, insurance adjusters or other persons;

(d) Pursuant to Section 1123(a)(5)(D) of the Bankruptcy Code or otherwise, to sell or otherwise dispose of, and liquidate or convert to Cash, any Liquidating Trust Assets, either subject to or free of any Lien, or distribute all or any part of the Liquidating Trust Assets;

(e) To investigate, file, compromise, settle, withdraw or litigate in the Bankruptcy Court or on appeal (or pursuant to a withdrawal of the reference of jurisdiction) objections to Claims filed against the Debtor's Estate or the Liquidating Trust;

(f) To investigate, analyze, compromise, adjust, arbitrate, sue on or defend, pursue, prosecute, abandon, or otherwise deal with and settle, in accordance with the terms set forth in this Liquidating Trust Agreement, all Litigation Claims and claims in favor of or against the Liquidating Trust as the Liquidating Trustee shall deem advisable consistent with the terms of the Plan;

(g) To avoid and recover transfers of the Debtors' property as may be permitted by the Bankruptcy Code or applicable state law, including, without limitation, those transfers identified in the Disclosure Statement;

(h) To take all appropriate action with respect to the Liquidating Trust Assets, including, without limitation, the filing, prosecution, settlement or other resolution of claims and Litigation Claims;

(i) To sue or be sued in connection with any matter arising from or related to the Plan or this Liquidating Trust Agreement that affects in any way the rights or obligations of the Liquidating Trust, the Liquidating Trustee or the Liquidating Trust Beneficiaries;

(j) reconcile Claims and contest objectionable Claims and Disputed Claims;

(k) make all Distributions to be funded under the Plan;

(l) pay all necessary expenses incurred in connection with the duties and responsibilities of the Liquidating Trustee under the Plan, and to borrow funds if and to the extent necessary to do so;

(m) administer, implement and enforce all provisions of the Plan applicable to the Liquidating Trust;

(n) file tax returns and make other related corporate filings related to the Debtors;

(o) take any action reasonably necessary to minimize any adverse federal or state income tax consequences to the Liquidating Trust Beneficiaries resulting from any distribution made by the Liquidating Trust to such Liquidating Trust Beneficiaries;

(p) administer the Plan and the Liquidating Trust Assets;

(q) abandon any of the Liquidating Trust Assets,

(r) to invest Cash in accordance with Section 345 of the Bankruptcy Code or otherwise as permitted by order of the Bankruptcy Court,

(s) to purchase and carry all insurance policies and pay all premiums and costs deemed necessary and advisable, and

(t) undertake such other responsibilities as are reasonable and appropriate in connection with the Plan; and

(u) At the appropriate time, to request that the Bankruptcy Court enter a final decree closing the Debtors' Chapter 11 Cases.

3.6 Limitation of Liquidating Trustee's Authority.

(a) Notwithstanding anything herein to the contrary, the Liquidating Trustee shall not (i) be authorized to engage in any trade or business; (ii) take such actions inconsistent with the orderly liquidation of the Liquidating Trust Assets as are required or contemplated by applicable law, the Plan and this Liquidating Trust Agreement; or (iii) be authorized to engage in any investments or activities inconsistent with the treatment of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d) and in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684.

(b) The Liquidating Trust shall not hold 50% or more of the stock (in either vote or value) of any entity that is treated as a corporation for federal income tax purposes, nor be the sole member of a limited liability company, nor have any interest in an entity that is treated as a partnership for federal income tax purposes, unless such stock, membership interest, or partnership interest was obtained involuntarily or as a matter of practical economic necessity in order to preserve the value of the assets of the Liquidating Trust.

3.7. Books and Records.

(a) Pursuant to terms of the Plan, upon the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors shall transfer and assign to the Liquidating Trust full title to, and the Liquidating Trust shall be authorized to take possession of, all of the books and records of the Debtors. The Liquidating Trustee shall have the responsibility of storing and maintaining books and records transferred thereby until otherwise ordered by the Bankruptcy Court upon motion by the Liquidating Trustee, after which time such books and records may be abandoned or destroyed without further Bankruptcy Court order. The Debtors shall cooperate with the

Liquidating Trustee to facilitate the delivery and storage of their books and records in accordance herewith. The Debtors shall be entitled to reasonable access to any books and records transferred to the Liquidating Trust for all necessary corporate purposes, including, without limitation, defending or prosecuting litigation, determining insurance coverage, filing tax returns, and addressing personnel matters. For purposes of this Section, books and records include computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtors maintained by or in possession of third parties and all of the claims and rights of the Debtors in and to their books and records, wherever located.

(b) The Liquidating Trustee shall maintain books and records relating to the Liquidating Trust Assets, the income of the Liquidating Trust and the payment of expenses of, and liabilities of, or claims against or assumed by, the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof. Any ledger setting forth the Liquidating Trust Assets shall measure value for purposes of distribution and compensation hereunder as of the date such Liquidating Trust Assets are converted into Cash. Such books and records shall be maintained on modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting and securities law requirements of the Liquidating Trust. Nothing in this Liquidating Trust Agreement requires the Liquidating Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for managing any payment or distribution out of the Liquidating Trust Assets.

ARTICLE 4
TAX MATTERS

4.1 Federal Income Tax Consequences of the Liquidating Trust.

The Liquidating Trust is intended to be a liquidating trust as such term is used in Revenue Procedure 94-45 promulgated by the Internal Revenue Service. Such Revenue Procedure sets forth certain operating rules and income reporting requirements for the Liquidating Trust, the Plan, the Disclosure Statement and the Liquidating Trust Agreement. Although the Debtors believe that the Liquidating Trust qualifies as a liquidating trust pursuant to Revenue Procedure 94-45, there can be no assurances made that the Liquidating Trust will so qualify. The Liquidating Trustee may (but shall not be required to) seek a private letter ruling from the Internal Revenue Service with respect to each such qualification. However, even if requested, there are no assurances that such classification will be approved by the IRS. In addition, even if requested, such ruling(s) will probably not be available prior to the confirmation of this Plan.

4.2 Classification as a Liquidating Trust for Tax Purposes - Requirements.

Revenue Procedure 94-45, 1994-2 C.B. 684, sets forth the requirements that must be met by the Liquidating Trust in order to be classified as such for tax purposes by the Internal Revenue Service. In fact, the Revenue Procedure provides that the Internal Revenue Service will issue a ruling classifying an entity created pursuant to a bankruptcy plan under Chapter 11 of the Bankruptcy Code, as a liquidating trust under Section 301.7701-4(d) of the Treasury Regulations

if certain specified conditions are met. The rules set forth in Revenue Procedure 94-45 are intended solely for guidance in preparing ruling requests. Nonetheless, the Liquidating Trust satisfies the conditions of Revenue Procedure 94-45 as follows:

a. Trust Management.

The Liquidating Trustee may undertake only those activities that are reasonably necessary to, and consistent with, the liquidation of the Estates and the distribution of the resulting proceeds to the Liquidating Trust Beneficiaries. The Liquidating Trust Agreement further provides that under no circumstances may the Liquidating Trust or the Liquidating Trustee have the power to engage in any trade or business or any other activity, except those reasonably necessary to the orderly liquidation of the assets and claims transferred thereto and the distribution of the resulting proceeds. The Liquidating Trust will not receive from the Estates any listed stocks or securities or any operating assets of a going business. The Liquidating Trust may receive, however, readily marketable assets in the form of Cash. The only other assets the Liquidating Trust will receive are the Litigation Claims which will be pursued by the Liquidating Trustee on behalf of the Liquidating Trust Beneficiaries. A portion of the Cash will be retained in the Liquidating Trust to meet anticipated future Post Confirmation Administrative Claims.

b. Retained Liquid Assets.

The Liquidating Trustee shall not receive or retain Cash in excess of a reasonable amount to meet Post Confirmation Administrative Claims or to maintain the value of Liquidating trust Assets during liquidation. Cash not available for distribution and Cash pending distribution will be held in certificates of deposit, short-term government securities or such other investments as the Bankruptcy Court may approve from time to time.

c. Term.

The Liquidating Trust will terminate no later than five (5) years after its formation. If warranted, the term of the Liquidating Trust may be extended for a finite term based on its particular facts and circumstances. The Liquidating Trust Agreement requires that each extension be approved by the Bankruptcy Court within six months of the beginning of the extended term.

d. Classification Under Internal Revenue Code.

The Liquidating Trust shall be classified for federal income tax purposes as a "liquidating trust" within the meaning of Section 301.7701-4(d) of the Treasury Regulations.

e. Reporting Requirements.

The Liquidating Trustee shall file income tax returns as a grantor trust pursuant to Section 1.671-4(a) of the Income Tax Regulations. If determined to be necessary and advisable by the Liquidating Trustee, then the Liquidating Trustee will report to the Liquidating Trust Beneficiaries in the following manner: The Liquidating Trustee will prepare annual grantor statements that will list items of income, deduction, and credit applicable to the Liquidating Trust in the taxable year.

The statement will also specify the pro rata portion of the total items that are attributed to each Beneficiary. The statement will also provide that the amount of any depreciation deduction that should be allocated to each Beneficiary and a sample calculation will also be included. The statement will be provided to each Beneficiary in accordance with Section 1.671-4 of the Treasury Regulations.

f. Grantors and Owners.

The Liquidating Trust Agreement provides that the Holders of Allowed Unsecured Claims therein will be treated as the grantors and deemed owners of the Liquidating Trust respectively and they will be treated for federal income tax purposes as owning undivided interests in its assets.

g. Valuations.

The Liquidating Trust Agreement further provides that the Liquidating Trustee and the Holders of Allowed Unsecured Claims therein agree to value all Liquidating Trust Assets transferred to the Liquidating Trust consistently and to use such values for all federal income tax purposes. These valuations shall be without prejudice to the rights and contentions of the parties for any other purpose, including any other purpose under the Bankruptcy Code (including Bankruptcy Code § 506).

4.3 Tax Liability on Transfer of Liquidating Trust Assets to the Liquidating Trust.

On formation, the Liquidating Trust may issue non-transferable certificates of Liquidating Trust Interests to the Holders of the Allowed Claims in exchange for their proportionate Allowed Claims. Under the Revenue Procedure 94-45, the transfer and vesting of the Liquidating Trust Assets in the Liquidating Trust will be treated for all tax purposes, including, without limitation, IRC Section 61(a)(12), 483, 1001, 1012 and 1274, as a deemed transfer to the Holders of the Allowed Unsecured Claims followed by a deemed transfer by such transferees to the Liquidating Trust. The Beneficiaries of the Liquidating Trust are treated as the grantors and deemed owners of the Liquidating Trust. The Estates will treat the deemed transfer of Liquidating Trust Assets to the Holders of Allowed Unsecured Claims as a reportable transfer on the final income tax return of the Debtors.

a. Classification as a Grantor Trust. The Liquidating Trust will be classified as a grantor trust for federal income tax purposes. Section 671 of the Internal Revenue Code of 1986, as amended (the "IRC"), provides that where the grantor is treated as the owner of any portion of a trust, there is included in computing taxable income and credits of the grantor, the appropriate items of income, deductions, and credits of the trust. As grantors of the Liquidating Trust, respectively, the Liquidating Trust Beneficiaries therein are liable for tax on income earned from Liquidating Trust Assets before such Liquidating Trust Assets are distributed to such Liquidating Trust Beneficiaries.

b. Formation: Tax Consequences to Holders of Allowed Claims. For federal income tax purposes, the Debtors will be treated as having distributed a portion of those Assets actually distributed to the Liquidating Trust to the Holders of Allowed Unsecured Claims therein in complete satisfaction of all Allowed Claims held by such Holders, and such Holders will be

treated as having contributed their *pro rata* share of such Liquidating Trust Assets to the Liquidating Trust in exchange for their Liquidating Trust Interests therein.

c. Backup Withholding and Information Reporting. Each Beneficiary must provide the Liquidating Trustee with his, her or its taxpayer identification number (i.e., social security number or employer identification number). Payors of interest, dividends, and certain other reportable payments are generally required to withhold at the applicable backup withholding rate a portion of such payments if the payee fails to furnish to the payor, his, her or its correct taxpayer identification number. Moreover, the Liquidating Trust may be required to withhold a portion of any payments made to a beneficiary who does not provide his, her or its taxpayer identification number.

d. Effect of the Liquidating Trust on Estates. Under the Plan and the Liquidating Trust Agreement, the Holders of Allowed Interests in Class 6 shall retain a remote residuary interest in the Distributions of the Liquidating Trust. All Holders of Allowed Interests will be entitled to receive Distributions on a pro rata basis in accordance with the Plan from the Cash on deposit from time to time in the Liquidating Trust, provided however that no Distribution shall be made to Holders of Allowed Interests in Class 6 unless and until all Allowed Administrative Claims, all Allowed Post-Confirmation Administrative Claims, all Allowed Priority Tax Claims and all Allowed Claims in Classes 1 through 5 receive Distributions in the aggregate amount of their Allowed Claims, are reserved or otherwise resolved and/or included in or accounted for in the Distribution at issues. It is currently anticipated that the Holders of Allowed Unsecured Claims in the Estates will receive less than 100% of the value of their present allowed claims and therefore the Holders of the Allowed Interests will not receive any distribution on their present Allowed Interests. As such, the Estates' retained interest in the Liquidating Trust Distributions probably will not result in the taxation to the Holders of Allowed Interests.

4.4 Fiscal Year.

The Liquidating Trust's fiscal year shall end on December 31 of each year, unless the Liquidating Trustee deems it advisable to establish some other date on which the fiscal year of the Liquidating Trust shall end.

4.5 Reports.

The Liquidating Trustee shall:

a. Prepare and file unaudited interim financial reports as may be required by regulatory authorities, applicable laws, rules or regulations or as the Liquidating Trustee deems advisable during the fiscal year;

b. Prepare, file and mail, within the time required by applicable law or regulation, necessary income tax information, tax returns or reports to the Liquidating Trust Beneficiaries and applicable taxing authorities, including, on an annual basis, the manner and calculation of the Liquidating Trust's taxable gain or loss which the Liquidating Trust would recognize if it were a separate taxable entity. In this connection, the Liquidating Trustee shall file returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulation Section

1.671-4(a); and

c. As soon as practicable after each calendar quarter, and in no event later than thirty (30) days after the end of each quarter, the Liquidating Trustee shall submit to the United States Trustee, and any Beneficiary who requests copies of such quarterly report after the Confirmation Date, an unaudited written report and account showing:

(i) the assets and liabilities of the Liquidating Trust;

(ii) any distributions made and expenses paid pursuant to the Plan and the Liquidating Trust Agreement during that calendar quarter;

(iii) any changes in the Liquidating Trust Assets that have not been previously reported; and,

(iv) any material action taken by the Liquidating Trustee in the performance of his or her duties under the Liquidating Trust Agreement that has not been previously reported.

ARTICLE 5
DISTRIBUTIONS

5.1 Distributions to Liquidating Trust Beneficiaries.

a. As often as in the reasonable discretion and judgment of the Liquidating Trustee there shall be Available Cash in an amount sufficient to render feasible a distribution of Cash to the Liquidating Trust Beneficiaries, the Liquidating Trustee shall transfer and pay, or cause to be transferred and paid, to the Liquidating Trust Beneficiaries (subject to the provisions of the Plan) such aggregate amount of Available Cash, if any, as shall then be held in the Liquidating Trust, excluding reasonable amounts of Cash needed to pay the expenses, debts, charges, liabilities and obligations of the Liquidating Trust (the "Distribution Amount"). The aggregate amounts required to be distributed to the Liquidating Trust Beneficiaries shall be determined by the Liquidating Trustee pursuant to and in accordance with the terms of the Plan and this Liquidating Trust Agreement. The Distribution Amount(s) shall be paid to the Liquidating Trust Beneficiaries at least annually so long as there are sufficient funds to make distributions and shall be determined by the Liquidating Trustee in his reasonable discretion and his determination shall be final and conclusive on all persons, in the absence of gross negligence or willful misconduct on the part of the Liquidating Trustee, and shall not be reviewed by the Bankruptcy Court. In determining the amount of any such distribution, the Liquidating Trust may rely and shall be fully protected in relying upon the advice and opinion of independent public accountants or of counsel to the Liquidating Trust.

b. All payments to be made hereunder to the Liquidating Trust Beneficiaries shall be made only from the Available Cash, and income and proceeds thereof, and only to the extent that the Liquidating Trustee shall have received sufficient Available Cash, income or proceeds thereof to make such payments in accordance with the terms of this Section 6 and the Plan. Each Beneficiary shall look solely to the assets, income and proceeds of the Liquidating

Trust available for distribution to such Beneficiary as herein provided.

5.2 Termination Date.

The Liquidating Trust shall terminate on such date that: (a) a final decree has been entered closing the Chapter 11 Cases and (b) all Liquidating Trust Assets have been distributed and (c) all Litigation Claims have been pursued or abandoned pursuant to, and in accordance with, the Plan and this Liquidating Trust Agreement (the "Termination Date"). However, the term of the Liquidating Trust shall not exceed five (5) years from the Effective Date, provided that, upon a finding that an extension is necessary to the liquidating purpose of the Liquidating Trust and upon approval by the Bankruptcy Court, the term may be extended for a finite term based on the particular facts and circumstances. Each such extension must be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term. The Liquidating Trustee shall be released of all liabilities and discharged from his or her obligations under the Plan or this Liquidating Trust Agreement once the Liquidating Trust has terminated.

5.3 Cash Distributions.

No Cash distributions shall be required to be made to any Liquidating Trust Beneficiary in an amount less than $100.00. Any funds so withheld and not distributed shall be held in reserve and distributed in subsequent distributions. Notwithstanding the foregoing, all Cash shall be distributed in the final distribution of the Liquidating Trust or, if the amount is too small to justify the cost of the final distribution, paid in accordance with the Plan.

ARTICLE 6
INDEMNIFICATION

6.1 Indemnification of Liquidating Trustee and the Oversight Committee.

(a) To the fullest extent permitted by law, the Liquidating Trust, to the extent of the Liquidating Trust Assets legally available for that purpose, shall indemnify and hold harmless the Liquidating Trustee and each of its respective directors, members, shareholders, partners, officers, agents, employees, attorneys and other professionals (collectively, the "Liquidating Trustee Indemnified Persons") from and against any and all losses, costs, damages, reasonable and documented out-of-pocket expenses (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Liquidating Trustee Indemnified Person) or liability by reason of anything any Liquidating Trustee Indemnified Person did, does, or refrains from doing for the business or affairs of the Liquidating Trust. To the extent reasonable, the Liquidating Trust shall pay in advance or reimburse reasonable and documented out-of-pocket expenses (including advancing reasonable costs of defense) incurred by the Liquidating Trustee Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a proceeding concerning the business and affairs of the Liquidating Trust.

(b) To the fullest extent permitted by law, the Liquidating Trust, to the extent of the Liquidating Trust Assets legally available for that purpose, shall indemnify and hold harmless the members of the Oversight Committee and each of their directors, members,

shareholders, partners, officers, agents, employees, attorneys and other professionals (collectively, the "Oversight Committee Indemnified Persons" and together with the Liquidating Trustee Indemnified Persons, the "Indemnified Persons") from and against any and all losses, costs, damages, reasonable and documented out-of-pocket expenses (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Oversight Committee Indemnified Person) or liability by reason of anything any Oversight Committee Indemnified Person did, does, or refrains from doing for the business or affairs of the Liquidating Trust. To the extent reasonable, the Liquidating Trust shall pay in advance or reimburse reasonable and documented out-of-pocket expenses (including advancing reasonable costs of defense) incurred by the Oversight Committee Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a proceeding concerning the business and affairs of the Liquidating Trust.

(c) Any Indemnified Person may waive the benefits of indemnification under this Section 6.1, but only by an instrument in writing executed by such Indemnified Person.

(d) The rights to indemnification under this Section 6.1 are not exclusive of other rights which any Indemnified Person may otherwise have at law or in equity, including without limitation, common law rights to indemnification or contribution. Nothing in this Section 6.1 will affect the rights or obligations of any Person (or the limitations on those rights or obligations) under this Liquidating Trust Agreement, or any other agreement or instrument to which that Person is a party.

ARTICLE 7
TERM; TERMINATION OF THE LIQUIDATING TRUST

7.1 Term; Termination of the Liquidating Trust.

(a) The Liquidating Trust shall have an initial term of five (5) years, provided that if reasonably necessary to realize maximum value with respect to the assets in the Liquidating Trust and following Bankruptcy Court approval, the term of the Liquidating Trust may be extended for a period not to exceed three (3) years.

(b) The Liquidating Trust may be terminated earlier than its scheduled termination if (i) all Disputed Claims have been resolved, (ii) all Liquidating Trust Assets have been liquidated, and (iii) all distributions required to be made by the Liquidating Trustee under the Plan have been made.

(c) Notwithstanding the foregoing, the Bankruptcy Court, upon motion by the Liquidating Trustee and after a hearing held within six (6) months before the expiration of the original term or any extended term, may extend, for a fixed period, the term of the Liquidating Trust if it is necessary to facilitate or complete the liquidation of the assets of the Liquidating Trust. The Bankruptcy Court may approve multiple extensions of the term of the Liquidating Trust.

7.2 Continuance of Liquidating Trust for Winding Up.

After the termination of the Liquidating Trust and for the purpose of liquidating and winding up the affairs of the Liquidating Trust, the Liquidating Trustee shall continue to act as such until his or her duties have been fully performed. Prior to the final distribution of all of the remaining Liquidating Trust Assets, the Liquidating Trustee shall be entitled to reserve from such assets any and all amounts required to provide for his own costs and expenses, in accordance herewith and under the Plan, including Post Confirmation Administrative Claims, until such time as the winding up of the Liquidating Trust is completed. Upon termination of the Liquidating Trust, the Liquidating Trustee shall retain, until the expiration of the applicable statute of limitations in respect of the taxable years of the Liquidating Trust's existence unless otherwise ordered by the Bankruptcy Court, as a cost of administering the Liquidating Trust, the books, records, Liquidating Trust Beneficiary lists and any other documents and files that have been delivered to or created by the Liquidating Trustee. At the Liquidating Trustee's discretion, all of such records and documents may, but need not, be destroyed at any time after the expiration of the applicable statute of limitations in respect of the taxable year in which the affairs of the Liquidating Trust were completed and wound up, provided however that the Liquidating Trustee shall seek approval thereof from the Bankruptcy Court. Except as otherwise specifically provided herein, upon the termination of the Liquidating Trust, the Liquidating Trustee shall have no further duties or obligations hereunder.

ARTICLE 8
AMENDMENT AND WAIVER

8.1 Amendment and Waiver.

(a) The Liquidating Trustee, after consultation with the Oversight Committee, may amend, supplement or waive any provision of this Liquidating Trust Agreement without notice to or the consent of any Liquidating Trust Beneficiary or the approval of the Bankruptcy Court: (i) to cure any ambiguity, omission, defect or inconsistency in this Liquidating Trust Agreement provided that such amendments, supplements or waivers shall not adversely affect the distributions to be made under this Liquidating Trust Agreement to any of the Liquidating Trust Liquidating Trust Beneficiaries, or adversely affect the U.S. federal income tax status of the Liquidating Trust as a "liquidating trust"; (ii) to comply with any requirements in connection with the U.S. Federal income tax status of the Liquidating Trust as a "liquidating trust"; (iii) to comply with any requirements in connection with maintaining that the Liquidating Trust is not subject to registration or reporting requirements of the Exchange Act, or the Investment Company Act; (iv) to make the Liquidating Trust a reporting entity and, in such event, to comply with or seek relief from any requirements in connection with satisfying the registration or reporting requirements of the Exchange Act or the Investment Company Act; and (v) to evidence and provide for the acceptance of appointment hereunder by a successor trustee in accordance with the terms of this Liquidating Trust Agreement and the Plan.

(b) Any substantive provision of this Liquidating Trust Agreement may be amended or waived by the Liquidating Trustee, with the approval of the Bankruptcy Court upon notice and an opportunity for a hearing; provided, however, that no change may be made to this Liquidating

Trust Agreement that would adversely affect the distributions to be made under this Liquidating Trust Agreement to any of the Liquidating Trust Beneficiaries, or adversely affect the U.S. Federal income tax status of the Liquidating Trust as a "liquidating trust." Notwithstanding this Section 11.1, any amendments to this Liquidating Trust Agreement shall not be inconsistent with the purpose and intention of the Liquidating Trust to liquidate in an expeditious but orderly manner the Liquidating Trust Assets in accordance with Treasury Regulation Section 301.7701-4(d).

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1 Intention of Parties to Establish the Liquidating Trust.

This Liquidating Trust Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Liquidating Trust Agreement may be amended in accordance with Section 11.1 to comply with such federal income tax laws, which amendments may apply retroactively.

9.2 Reimbursement of Trust Litigation Costs.

If the Liquidating Trustee or the Liquidating Trust, as the case may be, is the prevailing party in a dispute with the parties hereto regarding the provisions of this Liquidating Trust Agreement or the enforcement thereof, the Liquidating Trustee, the Oversight Committee or the Liquidating Trust, as the case may be, shall be entitled to collect any and all costs, reasonable and documented out-of-pocket expenses and fees, including attorneys' fees, from the non-prevailing party incurred in connection with such dispute or enforcement action. To the extent that the Liquidating Trust has advanced such amounts, the Liquidating Trust may recover such amounts from the non-prevailing party. If, in connection with the reasonable exercise of their respective duties, litigation should arise between the Liquidating Trustee and the Oversight Committee, the Liquidating Trust shall reimburse the parties for their reasonable costs incurred in connection with such litigation.

9.3 Laws as to Construction.

THIS LIQUIDATING TRUST AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES FOR ITSELF THAT ANY LEGAL ACTION, SUIT, OR PROCEEDING AGAINST IT WITH RESPECT TO ANY MATTER UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH ACTION, SUIT, OR PROCEEDING, SHALL BE BROUGHT IN THE BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF FLORIDA AND, BY EXECUTION AND DELIVERY OF

THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY ACCEPTS AND SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF EACH SUCH COURT, GENERALLY AND UNCONDITIONALLY, WITH RESPECT TO ANY SUCH ACTION, SUIT, OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS IN CONNECTION THEREWITH SHALL BE EFFECTIVE IF MADE BY FIRST CLASS MAIL AND SHALL NOT CONTEST THE FORM OF MANNER OF SUCH SERVICE.

9.4 Jurisdiction.

Without limiting any Person or entity's right to appeal any order of the Bankruptcy Court or to seek withdrawal of the reference with regard to any matter, notwithstanding anything contained herein to the contrary, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Liquidating Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Liquidating Trust Agreement, any breach or default hereunder, or the transactions contemplated hereby; and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court for the Southern District of Florida, and the parties, including the Liquidating Trust Beneficiaries, and Holders of Claims and Equity Interests, hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court for the Southern District of Florida, provided however, that such jurisdictional limitation shall not apply to any police or regulatory actions brought by Governmental Units.

9.5 Dispute Resolution.

In the event of any material disagreement, dispute or other impasse between the Liquidating Trustee and the Oversight Committee in connection with a proposed decision or action by the Liquidating Trustee in the exercise of its duties under the Liquidating Trust, the Liquidating Trustee's position shall govern and control unless, within five (5) Business Days, such member or members of the Oversight Committee shall instruct counsel to seek (on an expedited basis if desired) Bankruptcy Court review and approval of such decision or action, in which case counsel shall file the appropriate motions as soon as practicable, and any such proposed decision of the Liquidating Trustee shall be held in abeyance (to the extent reasonable and practicable) until such time as Bankruptcy Court approval is obtained.

9.6 Severability.

If any provision of this Liquidating Trust Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Liquidating Trust Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Liquidating Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

9.7 Notices.

All notices, requests or other communications to the parties hereto shall be in writing and shall be sufficiently given if (i) sent by electronic mail or facsimile communication (as

evidenced by a confirmed fax transmission report); (ii) sent by registered or certified mail, return receipt requested; or (iii) sent by commercial delivery service or courier. Until a change of address is communicated, as provided below, all notices, requests and other communications shall be sent to the parties at the following addresses or facsimile numbers:

If to the Liquidating Trustee, to:

Soneet R. Kapila
c/o Kapila & Company
1000 S. Federal Highway
Suite #200
Ft. Lauderdale, FL 33316
Facsimile: (954) 761-1033
skapila@kapilaco.com

Paul J. Battista, Esq.
100 S.E. 2nd Street, 44th Floor
Miami, FL 33131
Facsimile: (305) 349-2310
pbattista@gjb-law.com

All notices shall be effective and shall be deemed delivered (i) if by electronic mail or facsimile communication, on the date of receipt or confirmed transmission of the communication; and (ii) if by mail, on the date of receipt. Any party from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

9.8 Headings.

The section headings contained in this Liquidating Trust Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Liquidating Trust Agreement or of any term or provision hereof.

9.9 Counterparts.

This Liquidating Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.

9.10 Entire Agreement.

This Liquidating Trust Agreement, the Plan and the Confirmation Order constitute the entire agreement by and among the parties hereto and there are no representations, warranties, covenants or obligations except as set forth herein or therein. This Liquidating Trust Agreement, the Plan and the Confirmation Order supersede all prior and contemporaneous agreements, understandings, negotiations, discussions, written or oral, of the parties hereto, relating to any

transaction contemplated hereunder. Except as otherwise specifically provided herein, in the Plan or in the Confirmation Order, nothing in this Liquidating Trust Agreement is intended or shall be construed to confer upon or to give any person other than the parties thereto and their respective heirs, administrators, executors, successors, or assigns any right to remedies under or by reason of this Liquidating Trust Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Litigation Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

SMF ENERGY CORPORATION
H&W PETROLEUM COMPANY, INC.
SMF SERVICES, INC.
STREICHER REALTY, INC.

By: Soneet Kapila
Soneet R. Kapila,
Title: Chief Restructuring Officer

LIQUIDATING TRUSTEE

By: Soneet Kapila
Soneet R. Kapila,
Title: Liquidating Trustee